EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2006 Stock Incentive Plan of Targacept, Inc. of our report dated February 10, 2006, with respect to the financial statements of Targacept, Inc. included in the Company’s Registration Statement on Form S-1 (File No. 333-131050), for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Greensboro, North Carolina
May 8, 2006